UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oncorus, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 13, 2022

To our stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Oncorus, Inc., a Delaware corporation (“Oncorus”). The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ONCR2022 on Wednesday, June 22, 2022 at 1:00 p.m. Eastern Time.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

The Annual Meeting will be held for the purpose of considering and voting on the following company-sponsored proposals:

Proposal No. 1: To elect Luke Evnin, Ph.D., Spencer Nam and Eric Rubin, M.D. as Class II directors, each for a three-year term; and

Proposal No. 2: To ratify the selection of Ernst & Young LLP as Oncorus' independent registered public accounting firm for the fiscal year ending December 31, 2022.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” each nominee for Class II director (Proposal No. 1) and “for” ratification of the independent registered public accounting firm (Proposal No. 2).

Your vote is important. Whether or not you plan to attend the Annual Meeting online, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by completing and returning the proxy card or voting instruction form that has been mailed to you. Please carefully review the instructions on each of your voting options described in this Proxy Statement.

On behalf of the board of directors and the employees of Oncorus, we thank you for your continued support.

Sincerely,

Theodore (Ted) Ashburn, M.D., Ph.D.
President, Chief Executive Officer and Director

Oncorus, Inc.

50 Hampshire Street, Suite 401

Cambridge, Massachusetts 02139

(857) 320-6400

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time	1:00 p.m., Eastern Time
Date	Wednesday, June 22, 2022
Place	Live webcast at www.virtualshareholdermeeting.com/ONCR2022
Purpose

(1) To elect the three nominees for Class II director named in the accompanying Proxy Statement to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

(2) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

(3) To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting the website listed above and entering the 16-digit Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at the website above. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at https://investors.oncorus.com. You will also be asked to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date	The record date for the Annual Meeting is May 10, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Voting by Proxy

You are cordially invited to attend the Annual Meeting, which will be held virtually via live webcast. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or by completing and returning the proxy card mailed to you, as ppromptly as possible in order to ensure your representation at the Annual Meeting. Votinreg instructions are provided on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual

Meeting of Stockholders to Be Held on Wednesday, June 22, 2022 at 1:00 p.m. Eastern Time via a live webcast at

www.virtualshareholdermeeting.com/ONCR2022.

The Annual Report on Form 10-K and the Proxy Statement for the Annual Meeting

are available at www.proxyvote.com.

By Order of the Board of Directors,

Brian J. Shea

Corporate Secretary

Cambridge, Massachusetts

May 13, 2022

ONCORUS, Inc.

50 Hampshire Street, Suite 401

Cambridge, Massachusetts 02139

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 22, 2022

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are providing you with these Proxy Materials (as defined below) because the Board of Directors (the “Board”) of Oncorus, Inc. (the "Company") is soliciting your proxy to vote at the Company's 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, on Wednesday, June 22, 2022 at 1:00 p.m., Eastern Time in a virtual meeting format only, live via webcast at www.virtualshareholdermeeting.com/ONCR2022.

You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement (the "Proxy Statement"). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail the Notice of the 2022 Annual Meeting of Stockholders ("Notice of Annual Meeting"), the Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021 (the "Annual Report", and together with the Notice of Annual Meeting, the Proxy Statement and the proxy card, the “Proxy Materials”) on or about May 13, 2022 to all stockholders of record entitled to vote at the Annual Meeting. In addition, the Proxy Materials are also being made available on the Internet on or about May 13, 2022 at http://www.proxyvote.com.

As used in this Proxy Statement, references to “we,” “us,” “our” and the “Company” refer to Oncorus, Inc. and our consolidated subsidiary.

When and where is the Annual Meeting?

In light of the ongoing COVID-19 pandemic, for the safety of all our stockholders and to facilitate stockholder participation in the Annual Meeting, the Annual Meeting is again being held in a virtual-only format this year by live webcast at www.virtualshareholdermeeting.com/ONCR2022 on Wednesday, June 22, 2022 at 1:00 p.m., Eastern Time. You will not be able to attend the Annual Meeting in person.

If you attend the Annual Meeting virtually as described above, you will be deemed to be attending in person, as provided by Delaware law.

The Annual Meeting webcast will begin promptly at 1:00 p.m., Eastern Time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 12:45 p.m., Eastern Time, and you should allow sufficient time for the check-in procedures.

How do I attend the Annual Meeting?

You are entitled to attend the annual meeting at www.virtualshareholdermeeting.com/ONCR2022 if you were a stockholder as of the close of business on May 10, 2022, the record date, or hold a valid proxy for the meeting. You will need the 16-digit control number included on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. Beneficial owners who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. If you do not have your 16-digit control number, you will be able to login as a guest and access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at the link above. Our stockholders will be afforded the same rights and opportunities to participate at the Annual Meeting as they would at an in-person meeting of stockholders, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the Annual Meeting. At the end of the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If you are a stockholder, questions may be submitted during the meeting through at www.virtualshareholdermeeting.com/ONCR2022. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

Whether or not you participate in the annual meeting, it is important that you vote your shares.

What is the record date for the Annual Meeting? Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 10, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were of 25,884,023 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 10, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on May 10, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

Will a list of stockholders of record as of the record date be available?

A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting at our headquarters at 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139. If you would like to view the list, please contact our Secretary to schedule an appointment by calling (857) 320-6400 or writing to him at the address above. In addition, the list will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/ONCR2022.

What am I voting on?

At the Annual Meeting, there are two matters scheduled for a vote:

•
Proposal 1: Election of three Class II directors to hold office until the 2025 Annual Meeting of Stockholders; and
•
Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, you will also be asked to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may either vote “For” all nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of our independent registered public accounting firm (Proposal 2), you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet.

Before the Annual Meeting. To vote through the internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 21, 2022 to be counted.

During the Annual Meeting. Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ONCR2022 and follow the instructions posted there. Please have your control number from the proxy card to join the Annual Meeting.

•
By Telephone. Call (800) 690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your sixteen-digit control number from your proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on June 21, 2022 to be counted.
•
By Mail. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct if we receive it prior to the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice, voting instructions or e-mail containing voting instructions from that organization rather than from us. You should follow the instructions in these documents to ensure your vote is counted. To vote at the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ONCR2022 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 10, 2022.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•
Proposal 1: FOR the election of all three nominees for Class II directors; and
•
Proposal 2: FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or by attending the Annual Meeting online, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered puCblic accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one set of Proxy Materials?

If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards and in the Proxy Materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by submitting a timely notice to our Secretary in writing at 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139 that you are revoking your proxy;
•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the Internet or by telephone prior to 11:59 p.m., Eastern time, on June 21, 2022; or
•
by attending the Annual Meeting, which will be held virtually via the Internet, and voting online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present virtually at the Annual Meeting or represented by proxy. On the record date, there were 25,884,023 shares outstanding and entitled to vote. Thus, the holders of 12,942,012 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum. As described above, stockholders attending the Annual Meeting virtually will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present virtually or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These not voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we, therefore, expect broker non-votes to exist in connection with Proposal 1.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022 must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the three nominees for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), we must receive them to our Secretary on or before January 13, 2023. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2023 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Oncorus, Inc., 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 22, 2023 and March 24, 2023; provided, however, that in the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Each class serves for a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board presently has eight directors. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the following individuals who are the three Class II directors standing for re-election, which is the class of directors whose term of office expires in 2022: Luke Evnin, Ph.D., Spencer Nam and Eric Rubin, M.D. Each of the nominees listed below is a current director, and Dr. Evnin and Mr. Nam were previously elected by our stockholders. Dr. Rubin was appointed by the Board in December 2021 to fill a vacancy on the Board and was identified by our Chief Executive Officer for evaluation by the Nominating and Corporate Governance Committee of the Board. If the nominees listed below are elected, each director will hold office until the annual meeting of stockholders in 2025 and until his successor has been duly elected and qualified or, if sooner, until such director’s death, resignation, or removal. It is our policy to encourage our directors and nominees for director to attend the Annual Meeting.

It is our policy to encourage our directors to attend the Annual Meeting. Seven of our eight directors then serving attended our 2021 annual meeting of stockholders.

Director Nominees and Continuing Directors

The brief biography for each nominee below includes information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that the respective nominee should continue to serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees for Election as a Class II Director for a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Nominee	Age(1)	Term Expires	Position(s) Held	Director Since
Luke Evnin, Ph.D.	58	2022	Director	2016
Spencer Nam	52	2022	Director	2019
Eric Rubin, M.D.	63	2022	Director	2021

(1)
As of May 13, 2022.

Luke Evnin, Ph.D. has served on our Board since March 2016. Dr. Evnin co-founded MPM Capital, an early-stage life sciences venture investing firm, in 1997, where he currently serves as Managing Director. Prior to co-founding MPM Capital, Dr. Evnin spent seven years as a venture capitalist at Accel Partners, a venture capital firm, including four years as general partner, where he focused on investments in emerging healthcare companies. Dr. Evnin currently serves as Chief Executive Officer of Turmeric Acquisition Corp., a publicly traded special purpose acquisition company formed by MPM Capital. In 2015 Dr. Evnin co-founded Harpoon Therapeutics Inc., a publicly held immunotherapy company, and until July 2020 served as chairman of its board of directors. From October 2017 to June 2019, Dr. Evnin served as the interim Chief Executive Officer of Werewolf Therapeutics, Inc., where he continues to serves as chairman of its board of directors. Dr. Evnin has also served on the board of directors of many public and private companies over his 28-year venture capital career, including serving as a director of Syndax Pharmaceuticals, Inc., EnteroMedics Inc. (now known as ReShape Lifesciences Inc.), Epix Medical, Inc., Intercell AG, Metabasis Therapeutics, Inc. (acquired by Ligand Pharmaceuticals, Inc.), Oscient Pharmaceuticals Corp., Pacira Pharmaceuticals Inc., Restore Medical, Inc. (acquired by Medtronic, Inc.), Sonic Innovations, Inc. and Signal Pharmaceuticals, Inc. (acquired by Celgene Corporation). He currently serves, on behalf of MPM Capital, as a director for eight private companies in addition to his role as member of our Board. Dr. Evnin also serves as chairman of the board of directors of the Scleroderma Research Foundation, a not-for-profit entity. Dr. Evnin holds an A.B. in Molecular Biology from Princeton University and a Ph.D. in Biochemistry from the University of California, San Francisco. We believe that Dr. Evnin’s depth and expertise in the life sciences and venture capital industries including significant experience serving on boards of directors and his educational background provide him with the qualifications and skills to serve on our Board.

Spencer Nam has served on our Board since August 2019. Since January 2019, he has served as a Managing Partner at Kensington-SV Global Innovations LP, a healthcare venture capital fund. Mr. Nam was instrumental in the formation of Kensington-SV Global in 2018 and Mr. Nam has served as a managing director of SV Investment Corp., a Korean healthcare investment firm, since 2017. Prior to joining SV Investment Corp., Mr. Nam was a senior research fellow at the Clayton Christensen Institute for Disruptive Innovation from 2014 through 2017 where he researched disruptive innovation models in the healthcare industry. Previously, he worked as a licensed securities analyst for several Wall Street investment banks where he had research coverage on publicly traded companies in medical devices, diagnostics and life science tools. Prior to his tenure as a securities analyst, Mr. Nam was an associate at TDI Capital, a venture capital firm, where he conducted investment analysis on companies in the life sciences and technology sectors. Prior to TDI Capital, he was a management consultant at Bain & Company. Mr. Nam holds an M.B.A. from Harvard Business School and a B.A. in Mathematics from Harvard College. We believe Mr. Nam is qualified to serve on our Board due to his experience in the healthcare venture capital sector, extensive background in the financial and healthcare industries and his educational background.

Eric H. Rubin, M.D. has served on our Board since June 2021. Dr. Rubin has served as a Senior Vice President of Oncology of Merck & Co., Inc., a publicly traded biopharmaceutical company, since January 2018, where he oversees development of Merck’s early oncology pipeline and translational oncology research activities. Prior to that position, Dr. Rubin was Vice President of Oncology at Merck, overseeing clinical oncology development from 2008 until January 2018. Additionally, Dr. Rubin served as Director of the Investigational Therapeutics Division at the Cancer Institute of New Jersey from 1998 to 2008 and as a faculty member at several institutions, including the Dana-Farber Cancer Institute, from 1992 to 1995, and currently as an adjunct professor in the Departments of Medicine and Pharmacology, Robert Wood Johnson Medical School, University of Medicine and Dentistry of New Jersey, a position he has held since 2008. In addition, Dr. Rubin is currently the Co-Chair of the Cancer Steering Committee of the Biomarkers Consortium, a public-private research partnership managed by the Foundation for the National Institutes of Health, a position he has held since 2015, and a member of the Science Policy and Governmental Affairs Committee for the American Association for Cancer Research, a position he has held since 2014. Dr. Rubin was also previously a member of the National Cancer Moonshot Initiative Blue Ribbon Panel Working Group on Expanding Clinical Trials in 2016. He has an M.D. from the University of South Florida and a B.S. in Mathematics from Tulane University. We believe that Dr. Rubin is qualified to serve on our Board due to his clinical development experience in the field of oncology and leadership experience in the biopharmaceutical industry and in academia.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote at the Annual Meeting on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. The Board and management have no reason to believe that any nominee will be unable to serve. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED DIRECTOR NOMINEE.

Information About Our Continuing Directors

Director	Age(1)	Term Expires	Position(s) Held	Director Since
Mitchell Finer, Ph.D.	62	2023	Chairman	2016
Theodore (Ted) Ashburn, M.D., Ph.D.	55	2024	Director	2018
Scott Canute	62	2024	Director	2020
Mary Kay Fenton	58	2023	Director	2019
Barbara Yanni	68	2024	Director	2021

(1)
As of May 13, 2022.

Class III Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Mary Kay Fenton has served on our Board since December 2019. Since March 2021, she has served as Chief Financial Officer of Talaris Therapeutics, Inc., a cell therapy company. From October 2019 to March 2021, she served as the Vice President of Strategic Operations, Vertex Cell & Genetic Therapies of Vertex Pharmaceuticals, Inc. Ms. Fenton joined Vertex upon completion of the acquisition of Semma Therapeutics, Inc. by Vertex in October 2019. From May 2019 until October 2019, Ms. Fenton served as the

Chief Financial Officer and Chief Operating Officer of Semma. From 2006 until December 2018, Ms. Fenton served as Executive Vice President and Chief Financial Officer of Achillion Pharmaceuticals, Inc. and from 2000 until 2006, Ms. Fenton held the position of Executive Vice President at Achillion. Prior to joining Achillion, Ms. Fenton held various positions within the Technology Industry Group at PricewaterhouseCoopers LLP, from 1991 until 2000, including as Senior Manager responsible for the life sciences practice in Connecticut. Ms. Fenton holds an M.B.A. in Finance from the Graduate School of Business at the University of Connecticut and an A.B. in Economics from the College of the Holy Cross. We believe that Ms. Fenton’s extensive executive leadership experience and her background in finance and operations provide her with the qualifications and skills to serve on our Board.

Mitchell Finer, Ph.D., a co-founder of our company, has served as Chairman of our Board since January 2022 and previously as Executive Chairman of our Board since July 2018, after serving as a member of our Board since January 2016. From January 2016 until June 2018, he served as our Chief Executive Officer. Dr. Finer has served as an Executive Partner of MPM Capital, Inc., since 2015, and currently serves as President of Research and Development of Elevate LLC as of November 2021. Formerly he was the Chief Scientific Officer of ElevateBio LLC and President of ElevateBio BaseCamp, Inc, positions he held from July 2018 until November 2021. Dr Finer also serves as Chief Executive Officer of LifeEDIT Technologies, Incorporated, an Elevate Bio portfolio company, since November 2020. Prior to joining MPM Capital, Dr. Finer was the Chief Scientific Officer of bluebird bio, Inc. from 2010 until 2015. Dr. Finer co-founded and served on the board of directors of Adverum Biotechnologies, Inc. (formerly Avalanche Biotechnologies) and CODA Biotherapeutics, Inc., where he also served as Chief Executive Officer from April 2017 to July 2018. He currently serves on the board of directors of Turmeric Acquisition Corp., a publicly traded special purpose acquisition company formed by MPM Capital, He also serves on the board of directors of the following privately-held biotechnology companies: ElevateBio, LLC, CODA Biotherapeutics, Inc., LifeEDIT Technologies Incorporated, Abata Therapeutics, Inc and Tabby Therapeutics Ltd. Previously he served on the board of directors of TCR2 Therapeutics, Inc and Adverum Biotechnologies. Dr. Finer received a Ph.D. in Biochemistry and Molecular Biology from Harvard University and a B.A. in Biochemistry and Bacteriology from the University of California, Berkeley. He completed a postdoctoral fellowship at the Whitehead Institute for Biomedical Research. We believe Dr. Finer is qualified to serve as a member of our Board because of his operational, strategic and corporate leadership experience and his experience as a founder of numerous biopharmaceutical companies, including as our co-founder.

Class I Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Theodore (Ted) Ashburn, M.D., Ph.D. has served as our President and Chief Executive Officer and as a member of our Board since July 2018. Prior to joining us, he served as Head of Oncology Development at Moderna, Inc. from September 2017 until July 2018, where he was responsible for overall design, integration and execution of its clinical-stage oncology programs. From February 2016 until July 2017, Dr. Ashburn served as the Head of Operations of Caperna, a Moderna venture focused on personalized cancer vaccines. From December 2014 until February 2016, he served as Senior Vice President, Product Strategy and Operations at Dicerna Pharmaceuticals, Inc. From 2006 to 2014, Dr. Ashburn held various positions of increasing responsibility at Genzyme/Sanofi Oncology, including holding the position of global product leader for Leukine® and Elitek® in addition to various business development roles of increasing seniority. Dr. Ashburn has an M.D. from Harvard Medical School, a Ph.D. in Organic Chemistry from Massachusetts Institute of Technology and a B.S. from Ball State University where he majored in Chemistry and obtained a minor degree in Computer Science. We believe Dr. Ashburn provides invaluable insight and guidance to our Board and our Company due to his extensive technical skills and executive-level leadership experience in the field of oncological biotherapeutics, as well as his operating and historical experience gained from serving as our President and Chief Executive Officer.

Scott Canute has served on our Board since December 2020. Previously, he served as the President of Global Manufacturing and Corporate Operations at Genzyme Corporation from 2010 to 2011, and before that, in various positions with Eli Lilly and Company over the span of 25 years, including as President, Global Manufacturing Operations from 2004 to 2007. Mr. Canute served as a director of Flexion Therapeutics, Inc., a publicly traded biopharmaceuticals company, from 2015 to November 2021. Mr. Canute joined the board of directors of Immunomedics, Inc., a publicly traded biopharmaceutical company, in March 2017, serving in that capacity until its acquisition by Gilead Sciences in October 2020, during which time he served as that company’s Executive Director from March 2019 until April 2020. Within the past five years, Mr. Canute also served as a member of the boards of directors of the publicly traded biopharmaceuticals companies Akebia Therapeutics, Inc., Proteon Therapeutics, Inc. (prior to its merger with ArTara Therapeutics, Inc.) and Outlook Therapeutics, Inc. (previously Oncobiologics, Inc.). Mr. Canute also previously served as a member of the board of directors of AlloCure, Inc. and Inspiration Biopharmaceuticals, Inc. In addition, Mr. Canute previously served on the board of directors of the National Association of Manufacturers and the Indiana Manufacturers Association. He holds a Master of Business Administration from Harvard Business School and a Bachelor of Science in Chemical Engineering from the University of Michigan. We believe that Mr. Canute’s manufacturing and operational experience in the biopharmaceutical industry and his experience of serving on the boards of directors for a variety biopharmaceuticals companies qualifies Mr. Canute to serve on our Board.

Barbara Yanni has served on our Board since July 2021. She previously served as Vice President and Chief Licensing Officer at Merck & Co. from 2001 until her retirement in 2014. Prior to this role, Ms. Yanni held various roles at Merck including in corporate development, financial evaluation, and tax. Ms. Yanni currently serves as an independent director on the boards of three public biotechnology companies: Trevena, Inc., since 2014, Vaccinex, Inc., since 2015, and Pharming Group N.V. since December 2020. She is also currently an independent director of Mesentech, a private biotechnology company. Ms. Yanni previously served on the board of directors of Akcea Therapeutics, Inc. from December 2019 until the company’s sale in October 2020 and Abionyx Pharma SA from July 2018 to January 2020, both of which were public biotechnology companies, and Symic Holdings, LLC, a private biotechnology company from 2015 to 2019. Ms. Yanni earned a J.D. from Stanford Law School and an A.B. from Wellesley College. She also holds a Masters of Law in Taxation from New York University Law School. We believe that Ms. Yanni is qualified to serve on our Board based on her extensive experience in biotechnology and pharmaceutical business evaluation and transaction execution, as well as her financial and general business knowledge.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Director Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board affirmatively determined that six of our eight directors—Scott Canute, Luke Evnin, Ph.D., Mary Kay Fenton, Spencer Nam, Eric Rubin, M.D., and Barbara Yanni— are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors had a material or other disqualifying relationship with the Company. Dr. Ashburn is not independent by virtue of his position as President and Chief Executive Officer and Dr. Finer is not independent by virtue of his former employment as an executive officer of the Company within the last three years. The Board also determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Board Leadership Structure

The Board has a non-executive Chairman, Dr. Finer, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, our Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having a Chairman who is separate from our Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having a non-executive Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our size and our industry. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of risks relating to data privacy, technology and information security, including cyber security risk, and, to that end, the committee typically meets annually with personnel responsible for these areas of risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Board Diversity

The table below provides information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning set forth in the Nasdaq listing rules.

Board Diversity Matrix (As of May 13, 2022)

Total Number of Directors			8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	2

Board Meetings and Attendance

Our Board held seven meetings during the fiscal year ended December 31, 2021. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides current membership information as of the date of this Proxy Statement and the total number of meetings held during the year ended December 31, 2021 for each committee.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mitchell Finer, Ph.D.
Scott Canute		X*	X
Luke Evnin, Ph.D.(1)		X	X
Mary Kay Fenton†	X*	X
Spencer Nam	X		X*
Eric Rubin, M.D.			X
Barbara Yanni(1)	X

Total meetings held in 2021	5	5	4

† Audit Committee Financial Expert

* Committee Chair

(1)
Ms. Yanni joined the Audit Committee effective as of March 9, 2022, at which point Dr. Evnin stepped down from his service on the Audit Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors & Media/Corporate Governance/Governance Documents” section of our website, www.oncorus.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management;
•
reviewing related party transactions; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Ms. Fenton, Mr. Nam and Ms. Yanni serve as the current members of the Audit Committee, with Ms. Fenton serving as Chair of the Audit Committee. The Board also determined that Ms. Fenton is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. The Board made a qualitative assessment of Ms. Fenton’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for a public reporting company. Our Board has determined that each of the members of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee operates under a written charter, which satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards, that is available to stockholders on the Company’s website at https://investors.oncorus.com/corporate-governance/governance-overview.

Report of the Audit Committee of the Board

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted,

Mary Kay Fenton, Chair

Luke Evnin, Ph.D.

Spencer Nam

Compensation Committee

The principal duties and responsibilities of the Compensation Committee include, among other things:

•
reviewing and approving or recommending to our Board the compensation of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;
•
reviewing and recommending to our Board the compensation of our directors;
•
reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
•
administering our equity and non-equity incentive plans;
•
reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Mr. Canute, Ms. Fenton, and Dr. Evnin serve as the current members of the Compensation Committee, with Mr. Canute serving as the Chair of the Compensation Committee.

Each member of the Compensation Committee is a non-employee member of our board of directors as defined in Rule 16b-3 under the Exchange Act. The composition of our Compensation Committee meets the requirements for independence under current rules and regulations of the SEC and Nasdaq listing standards.

The Compensation Committee operates under a written charter, which satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards, that is available to stockholders on the Company’s website at https://investors.oncorus.com/corporate-governance/governance-overview.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and our Chief Operating Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Pearl Meyer (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives at our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. Any adjustments to the compensation of the Chief Executive Officer as well as any equity awards to be granted to the Chief Executive Officer is approved by the Board and based on an assessment of his performance and recommendation by the Compensation Committee, including a review by the Compensation Committee of compensation arrangements of chief executive officers in our peer group. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as annual performance reviews, executive and director stock ownership information, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Consultant, including analyses of executive and director compensation paid at other companies identified by the Consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing and making recommendations regarding corporate governance matters.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;
•
evaluating the performance of our Board and of individual directors;
•
considering and making recommendations to our Board regarding the composition of our Board and its committees;
•
reviewing developments in corporate governance practices;

•
evaluating the adequacy of our corporate governance practices and reporting;
•
developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•
overseeing an annual evaluation of our Board’s performance.

Drs. Evnin and Rubin and Messrs. Canute and Nam serve as the current members of the Nominating and Corporate Governance Committee, with Mr. Nam serving as Chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance committee is independent under the applicable listing standards of Nasdaq.

The Nominating and Corporate Governance Committee operates under a written charter, which satisfies the applicable rules and regulations of the SEC and Nasdaq listing standards, that is available to stockholders on the Company’s website at https://investors.oncorus.com/corporate-governance/governance-overview.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry, being over the age of 21 and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. In 2021, the Nominating and Corporate Governance Committee paid a fee to Russell Reynolds to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process.

We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Oncorus, Inc., 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. The Code of Business Conduct and Ethics is available in the “Investors & Media/Corporate Governance/Governance Documents” section of our website, www.oncorus.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Investors & Media/Corporate Governance/Governance Documents” section of our website, www.oncorus.com.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of the directors. This information is available in the Corporate Governance Guidelines located in the “Investors & Media/Corporate Governance/Governance Documents” section of our website, www.oncorus.com. All communications will be compiled by our Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Prohibition on Hedging, Pledging, and Short Sales

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees for the fiscal years ended December 31, 2021 and 2020 billed to us by Ernst & Young LLP. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2021	2020
Audit fees(1)	$680,000	$930,208
All other fees(2)	4,385	5,000
Total Fees	$684,385	$935,208

(1)
Audit fees represent the aggregate fees for professional services rendered for our consolidated financial statements, including the audit of our annual consolidated financial statements, included in our Annual Report on Form 10-K, and the review of our quarterly consolidated financial statements, included in our Quarterly Reports on Form 10-Q, that are customary under the standards of the Public Company Accounting Oversight Board (United States). Also includes fees associated with our initial public offering in 2020 and follow-on public offering in 2021, including the review of our Registration Statements on Form S-1 and Form S-3 as well as comfort letter matters.

(2)
Consists of fees billed for our annual subscription to Ernst & Young's accounting guidance research software.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

The Audit Committee elected to delegate pre-approval authority to the chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, including their ages, as of May 13, 2022:

Name	Age	Position(s)
Theodore (Ted) Ashburn, M.D., Ph.D.	55	President, Chief Executive Officer and Director
John M. Goldberg, M.D.	49	Chief Medical Officer
Stephen W. Harbin	64	Chief Operating Officer and Chief of Staff
Christophe Quéva, Ph.D.	55	Chief Scientific Officer and Senior Vice President, Research
Richard Wanstall	53	Chief Financial Officer and Treasurer

Theodore (Ted) Ashburn, M.D., Ph.D. has served as our President and Chief Executive Officer and as a member of our Board since July 2018. Prior to joining us, he served as Head of Oncology Development at Moderna, Inc. from September 2017 until July 2018, where he was responsible for overall design, integration and execution of its clinical-stage oncology programs. From February 2016 until July 2017, Dr. Ashburn served as the Head of Operations of Caperna, a Moderna venture focused on personalized cancer vaccines. From December 2014 until February 2016, he served as Senior Vice President, Product Strategy and Operations at Dicerna Pharmaceuticals, Inc. From 2006 to 2014, Dr. Ashburn held various positions of increasing responsibility at Genzyme/Sanofi Oncology, including holding the position of global product leader for Leukine® and Elitek® in addition to various business development roles of increasing seniority. Dr. Ashburn has an M.D. from Harvard Medical School, a Ph.D. in Organic Chemistry from Massachusetts Institute of Technology and a B.S. from Ball State University where he majored in Chemistry and obtained a minor degree in Computer Science.

John M. Goldberg, M.D. has served as our Chief Medical Officer since February 2022 and prior to that as our Senior Vice President, Clinical Development from October 2018 to February 2022. Prior to joining us, he served as the Senior Medical Director at H3 Biomedicine Inc., a developer of genomics-based cancer therapies, from November 2016 until October 2018, Medical Director at Agenus, Inc., a publicly traded biotechnology company, from July 2015 until November 2016, and as the Director of Pediatric Oncology Early Phase Clinical Trials, including leading the pediatric oncology Phase 1 program, at the University of Miami, Miller School of Medicine from 2008 until 2015. Dr. Goldberg has extensive experience in the design, oversight and conduct of first-in-human clinical oncology trials of neo-antigen vaccines, dendritic cell vaccines and GVAX® (a cell-based granulocyte macrophage-colony stimulating factor gene-transduced tumor vaccine), as well as the design, oversight and conduct of clinical trials of checkpoint inhibitors and costimulatory agonists. He is a pediatric oncologist with 14 years of experience treating children with cancer and enrolling patients to phase 1 trials. Dr. Goldberg served as a fellow and a junior faculty member at the Dana-Farber Cancer Institute from 2002 until 2008 and as a Pediatric Resident at the University of Rochester from 1999 until 2002. Dr. Goldberg holds an M.D. from the University of Massachusetts Medical School and an A.B. in Biological Sciences from the University of Chicago.

Steve Harbin has served as our Chief Operating Officer and Chief of Staff since December 2020. Since April 2019, Mr. Harbin has served as President of Albourne Consulting LLC, a consultancy firm he owns that provides strategic counsel to early-stage biotech companies. In this capacity, Mr. Harbin provided consulting services to us in connection with our strategic manufacturing and operational objectives from July 2019 until his appointment as our Chief Operating Officer and Chief of Staff. Previously, Mr. Harbin served as the Chief Sustainability Officer and Senior Vice President of Corporate Facilities & Norwood Manufacturing at Moderna, Inc., a U.S.-based biotechnology company, from August 2017 to April 2019. Prior to that, he served as the Senior Vice President of Global Operations, Quality & Corporate Facilities at Moderna from October 2016 to August 2017, and as Senior Vice President, Human Resources, Global Operations, Quality & Corporate Facilities at Moderna from 2013 to 2016. Mr. Harbin also previously held the position of Senior Vice President, Global Operations at bioMériux SA, a multinational biotechnology company, and served in a variety of senior business and operational leadership roles for both publicly and privately held biotechnology companies. Mr. Harbin holds a B.S. in Agriculture and a diploma in Farm Management from Durham College of Agriculture and Horticulture in the United Kingdom.

Christophe Quéva, Ph.D. has served as our Chief Scientific Officer and Senior Vice President, Research since October 2017. Prior to joining us, from August 2015 until September 2017, he was the Chief Scientific Officer at iTeos Therapeutics SA, a biopharmaceutical company headquartered in Belgium focused on the development of innovative immuno-oncology therapies. From 2012 until July 2015, Dr. Quéva was the Director of Biology, Translational Medicine and, previously, the Director of Biology, Oncology and Inflammation, at Gilead Sciences, Inc., a biopharmaceutical company. From 2006 until 2011, Dr. Quéva served as Director of Research, Hematology Oncology Therapeutic Area at Amgen Inc., a multinational biopharmaceutical company, and from 1998 to 2006 he held various positions at AstraZeneca, a multinational pharmaceutical company. Dr. Quéva served as a post-doctoral fellow at Fred Hutchinson Cancer Research Center in Seattle, Washington, after receiving his Ph.D. in Life and Health Sciences from the University of Lille, France. Since May 2021, he has served as a venture partner at BPI France, a French public investment bank.

Richard Wanstall has served as our Chief Financial Officer and Treasurer since May 2022. Prior to joining us, Mr. Wanstall served as Chief Financial Officer and Treasurer of Aileron Therapeutics, Inc., a clinical-stage chemoprotection oncology company, from December 2019 to May 2022, and previously as Aileron's Vice President, Finance and Operations since joining that company in July 2018. From 2014 to July 2018, Mr. Wanstall served as Vice President, Finance at Moderna Therapeutics, Inc., a biotechnology company focused on drug discovery and drug development based on messenger RNA. Prior to Moderna, Mr. Wanstall served as Senior Vice President, Global Finance at Stream Global Services, Inc., a multinational business process outsourcing company, from 2010 to 2014. Previously, Mr. Wanstall served in management roles in finance, accounting and SEC reporting for several technology and financial services companies. Mr. Wanstall began his career at the accounting firm of Coopers & Lybrand. Mr. Wanstall received a B.A. from Salem State College, and an M.B.A. from Babson College.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

Compensation Overview

For the year ended December 31, 2021, our Chief Executive Officer and our two other most highly compensated officers were:

•
Theodore (Ted) Ashburn, M.D., Ph.D., our President and Chief Executive Officer;
•
Steve Harbin, our Chief Operating Officer and Chief of Staff; and
•
John P. McCabe, our former Chief Financial Officer, Treasurer and Secretary, who served in this role until April 2022.

We refer to these executive officers as our named executive officers.

Summary Compensation Table

The following table shows the total compensation awarded to, earned by, or paid to each of our named executive officers for the years ended December 31, 2021 and 2020.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)		BONUS ($)		OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)		ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Theodore (Ted) Ashburn, M.D., Ph.D.	2021	523,000		—		2,252,680	228,813		8,700	3,013,193
President, Chief Executive Officer and	2020	448,607		75,000	(5)	1,357,701	202,611		—	2,083,919
Director
Stephen W. Harbin	2021	250,000		—		1,053,341	145,833		7,709	1,456,883
Chief Operating Officer and	2020	67,178	(6)	—		5,606,802	6,970	(7)	—	5,680,950
Chief of Staff
John P. McCabe(8)	2021	393,300		—		870,440	137,655		8,700	1,410,095
Former Chief Financial Officer and	2020	346,195		50,000	(5)	—	133,134		—	529,329
Treasurer

(1)
Salary amounts represent actual amounts paid. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)
This column reflects the aggregate grant date fair value of option awards granted during the applicable year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our consolidated financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in Note 10 to our annual consolidated financial statements included in our Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)
Reflects performance-based cash bonuses awarded to our named executive officers which were earned in the reported year but paid in the first quarter of the subsequent year. See “—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)
Amounts in this column represent employer matching contributions to our 401(k) plan.
(5)
Represents cash bonuses paid upon the completion of our initial public offering in October 2020.
(6)
Amount includes consulting fees of $49,633 for service prior to his employment.
(7)
Represents a pro-rated bonus payment to Mr. Harbin for his service as an employee in 2020.
(8)
Mr. McCabe resigned from his position as our Chief Financial Officer and Treasurer effective as of April 1, 2022.

Narrative to the Summary Compensation Table

The Compensation Committee of our board of directors has historically determined our executives’ compensation and determines the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer after discussions without members of management present. Any adjustments to the compensation of the Chief Executive Officer as well as any equity awards to be granted to the Chief Executive Officer is approved by the Board. We generally do not provide perquisites or personal benefits to our named executive officers that are not available to our employees generally.

Annual Base Salary

The annual base salaries of our named executive officers are generally reviewed, determined and approved by our Compensation Committee and Board, in the case of the Chief Executive Officer, periodically in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for each of our named executive officers for 2021 and 2022, as determined by the Compensation Committee and the Board:

NAME	2021 BASE SALARY ($)	2022 BASE SALARY ($)
Theodore (Ted) Ashburn, M.D., Ph.D.	523,000	558,000
President, Chief Executive Officer and Director
Stephen W. Harbin	250,000	430,000
Chief Operating Officer and Chief of Staff
John P. McCabe (1)	393,300	405,000
Former Chief Financial Officer and Treasurer

(1)
Mr. McCabe resigned from his position as our Chief Financial Officer and Treasurer effective as of April 1, 2022, following which Mr. McCabe continues to serve as a consultant to us.

Non-Equity Incentive Plan Compensation

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each of our named executive officers is eligible to receive an annual performance bonus based on the achievement of individual and company-wide annual performance goals as determined by our Compensation Committee. Each officer is assigned a target bonus expressed as a percentage of his base salary.

Name	2021 Bonus Target (%)	2022 Bonus Target (%)
Theodore (Ted) Ashburn, M.D., Ph.D.	50	50
Stephen W. Harbin	40	40
John P. McCabe	40	40

The Board, upon the recommendation of the Compensation Committee, determined that the percentage attainment of our corporate goals for 2021 was 87.5%. Our 2021 corporate goals emphasized the presentation of positive clinical data in our ongoing clinical trial of ONCR-177, clinical candidate nominations for our other product candidates, the achievement of certain financing and business development targets, our ability to manage our business within our forecasted budget and to meet certain manufacturing goals, among other objectives. Each of our named executive officers was paid 87.5% of his target bonus amount, which amounts are reflected in the column of the Summary Compensation Table above titled “Non-Equity Incentive Plan Compensation.”

Harbin Special Bonus Opportunity

In February 2022, the Compensation Committee approved a one-time special bonus for Mr. Harbin in the amount of $350,000, payable as described below. The Compensation Committee determined that this bonus opportunity was appropriate in light of Mr. Harbin’s base salary for 2021, which had been established at a lower level in contemplation of part-time employment, and in recognition of his full-time efforts during the year. Mr. Harbin is eligible to receive the full bonus on June 30, 2023, subject to his employment with us as of such date. In addition, in the event that we achieve specified milestones related to the operational readiness of our facility in Andover, Massachusetts prior to June 30, 2023, Mr. Harbin will be entitled to receive one-half of the bonus as of that earlier date. In addition, in the event that we achieve specified financial milestones related to our financing activities prior to June 30, 2023, Mr. Harbin will be entitled to receive one-half of the bonus opportunity as of that earlier date. Payment of the bonus as of such earlier date is in each case also subject to Mr. Harbin’s continued employment with us as of the date of milestone achievement. In the event Mr. Harbin’s employment is terminated for any reason, including in connection with or as a result of a change of control, he will forfeit any unpaid portion of the bonus. In the event that Mr. Harbin’s employment terminates after achievement of a specified milestone for which a portion of the bonus is earned, such amount paid to Mr. Harbin will not be subject to clawback by us or forfeiture by Mr. Harbin.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help align the interests of our executives with those of our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain employed by us during the vesting period. Accordingly, our Compensation Committee periodically reviews the equity incentive compensation of our executive officers and from time to time may grant or, in the case of the Chief Executive Officer, may make a recommendation to our board of directors to grant equity incentive awards in the form of stock options and restricted stock awards.

We use stock options and restricted stock awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at other various times during their employment. Stock options and restricted stock awards are granted to our executive officers by the Compensation Committee or by our board of directors. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options or restricted stock awards. We have granted stock options and restricted stock awards to our executive officers with time-based vesting. The options and restricted stock awards that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option or vest with respect to 25% of the restricted shares, as the case may be, on the first anniversary of the grant date, and as to an additional 1/48th of the original number of shares underlying the option or restricted shares, as the case may be, monthly thereafter. Vesting rights of stock options cease upon termination of employment and exercise rights cease shortly after termination, except that exercisability is extended in the case of death or disability. Vesting rights of restricted stock awards cease upon termination of employment and we have a right to repurchase unvested restricted shares within a limited period of time following termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. Prior to vesting of restricted stock awards, the holder generally has rights as a stockholder with respect to the restricted shares, including voting rights and the right to receive dividends on vested shares or dividend equivalents, subject to certain exceptions.

In March 2021 and 2022, we granted options to purchase shares of our common stock to our named executive officers in the amounts listed next below under our 2020 Equity Incentive Plan (the "2020 Plan"). Each of these options granted in March 2021 is exercisable at a price per share equal to the closing trading price of our Common Stock on March 1, 2021 as reported by Nasdaq, which was $15.85, and vests as to 25% of the underlying shares on the first anniversary of the grant date, with the remainder vesting in equal monthly installments over 36 months thereafter, subject to the named executive officer's continuous service through each applicable vesting date. The options granted in March 2022 are exercisable at a price per share equal to the closing trading price of our Common Stock on March 1, 2022 as reported by Nasdaq, which was $2.00, and are subject to the same vesting schedule applicable to the 2021 options. Mr. Harbin was granted options to purchase 87,125 shares of our common stock in June 2021. Mr. Harbin's options are exercisable at a price per share equal to the closing trading price of our Common Stock on June 15, 2021 as reported by Nasdaq, which was $16.79, and vests as to 25% of the underlying shares on the first anniversary of the grant date, with the remainder vesting in equal monthly installments over 36 months thereafter, subject to his continuous service through each applicable vesting date.

Name	Number of shares of Common Stock Underlying Options Granted in 2021	Number of shares of Common Stock Underlying Options Granted in 2022
Theodore (Ted) Ashburn, M.D., Ph.D.	199,000	211,000
Stephen W. Harbin	87,125	87,500
John P. McCabe	76,894	90,000

Outstanding Equity Awards as of December 31, 2021

The following table provides information regarding stock options held by our named executive officers that were outstanding as of December 31, 2021. None of our named executive officers held other stock awards at the end of 2021.

	OPTION AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE(1)
Theodore (Ted) Ashburn, M.D., Ph.D.	299,317	51,104	(2)	1.81	11/13/2028
	191,950	149,295	(3)	5.32	9/16/2029
	36,932	89,692	(4)	15.00	9/30/2030
		199,000	(5)	15.85	2/28/2031
Stephen W. Harbin	2,068	—		3.87	8/14/2029
	646	1,422	(6)	14.99	9/21/2030
	42,250	126,750	(7)	27.99	12/6/2030
	—	113,000	(8)	27.99	12/6/2030
	—	87,125	(9)	16.79	6/14/2031
John P. McCabe	98,555	32,852	(10)	1.81	2/27/2029
	60,365	46,951	(11)	5.32	9/16/2029
	—	76,894	(12)	15.85	2/28/2031

(1)
In each case the option expiration date is ten years after the date of grant.
(2)
25% of the shares subject to the option vested on July 16, 2019, and one 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(3)
25% of the shares subject to the option vested on September 17, 2020, and 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(4)
25% of the shares subject to the option vested on September 15, 2021, and 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(5)
25% of the shares subject to the option vested on March 1, 2022, and 1/36th of the remaining shares subject to the option shall vest each month thereafter, subject to the officer's continued service through each such date.
(6)
25% of the shares subject to the option vested on September 23, 2021, and 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(7)
25% of the shares subject to the option vested on December 7, 2021, and 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(8)
This option vests in full on December 7, 2024, subject to the officer’s continued service through such date. In addition, the option is subject to accelerated vesting as follows: (a) 1/3 of the underlying shares shall vest on the date that the first oHSV GMP batch is released for clinical use at our manufacturing facility, (b) 1/3 of the underlying shares shall vest on the date that the first Synthetic GMP batch is released for clinical use at our manufacturing facility and (c) 1/3 of the underlying shares shall vest on the date that three consecutive commercially-viable validation runs generating ONCR-177 drug product available for commercial use are completed, subject to the officer's continued service through each such date.
(9)
25% of the shares subject to the option shall vest on June 15, 2022, and 1/36th of the remaining shares subject to the option shall vest each month thereafter, subject to the officer's continued service through each such date.
(10)
25% of the shares subject to the option vested on December 11, 2019, and one 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(11)
25% of the shares subject to the option vested on September 17, 2020, and 1/36th of the remaining shares subject to the option vested or shall vest each month thereafter, subject to the officer's continued service through each such date.
(12)
25% of the shares subject to the option vested on March 1, 2022, and 1/36th of the remaining shares subject to the option shall vest each month thereafter, subject to the officer's continued service through each such date.

Employment Agreements and Potential Payments and Benefits Upon Termination or Change in Control

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Theodore (Ted) Ashburn, M.D., Ph.D. We entered into an employment agreement with Dr. Ashburn in July 2018 setting forth the terms of his employment, which was subsequently amended in November 2018 and April 2020, and was amended and restated in connection with our IPO. Dr. Ashburn was entitled to an initial annual base salary of $400,000, which was subsequently increased in January 2021 to $523,000 and in January 2022 to $558,000. Dr. Ashburn is also eligible to receive an annual performance bonus pursuant to the agreement as a target bonus based on his achievement of performance objectives set by our Board, after consultation with Dr. Ashburn, as well as overall company and individual performance. In connection with the closing of the IPO, Dr. Ashburn’s target bonus amount was increased to 50% of his base salary.

Dr. Ashburn’s amended and restated employment agreement also provides for certain severance benefits. In the event of a termination without cause or for good reason, not in connection with a change in control (each term as defined in his employment agreement), Dr. Ashburn is entitled to receive cash severance payments equal to 12 months of base salary, payment by us of the cost of up to 12 months of COBRA continuation coverage, any earned but unpaid annual bonus from the year prior to the year of the termination, accelerated vesting of any outstanding time-based equity awards that would have vested in the 12 months following the date of termination, and an additional severance payment equal to a pro rata portion of Dr. Ashburn’s target annual bonus for the year in which the termination occurs. In the event of a termination without cause or for good reason within 60 days prior to or 12 months following a change in control, Dr. Ashburn will be entitled to receive 18 months of cash severance, up to 18 months of COBRA continuation coverage and full accelerated vesting of all outstanding equity awards.

Steve Harbin. We entered into an employment agreement with Mr. Harbin in December 2020 setting forth the terms of his employment. Mr. Harbin was entitled to an annual base salary of $250,000 in 2021, in exchange for his commitment to providing services to us approximately three days per week. His salary was increased to $430,000 for 2022, in recognition that he is now employed by us on a full-time basis. Mr. Harbin is eligible to receive a target annual bonus per calendar year in an amount up to 40% of his annual base salary. Mr. Harbin was granted a stock option under the 2020 Plan to purchase (a) 169,000 shares of our common stock, subject to vesting as to 25% of the underlying shares on December 7, 2021 and as to the remaining underlying shares in equal monthly installments over 36 months thereafter, subject to Mr. Harbin’s continued service through each such vesting date, and (b) 113,000 shares of our common stock that will vest on December 7, 2024, subject to accelerated vesting upon the achievement of specified milestones as described in the Outstanding Equity Awards table above.

Mr. Harbin’s employment agreement also provides for certain severance benefits. In the event of a termination without cause or for good reason, not in connection with a change in control (each term as defined in his employment agreement), Mr. Harbin is entitled to receive cash severance payments equal to 12 months of base salary, payment by us of the cost of up to 12 months of COBRA continuation coverage, and accelerated vesting of any outstanding time-based equity awards that would have vested in the 12 months following the date of termination. In the event of a termination without cause or for good reason within 60 days prior to or 12 months following a change in control, in addition to the severance benefits for a non-change in control termination, Mr. Harbin would receive full accelerated vesting of all outstanding equity awards.

John P. McCabe. We entered into an offer letter with Mr. McCabe in July 2019 setting forth the terms of his employment, and in connection with our IPO in 2020, we entered into an employment agreement with Mr. McCabe. Mr. McCabe was entitled to an initial annual base salary of $330,000, which was subsequently increased, most recently in February 2022, to $405,000.

In connection with the closing of our IPO, Mr. McCabe's annual target bonus was increased to 40%. Mr. McCabe's employment agreement also provided for certain severance benefits. In the event of a termination without cause or for good reason, not in connection with a change in control (each term as defined in his employment agreement), Mr. McCabe was entitled to receive cash severance payments equal to 12 months of base salary, payment by us of the cost of up to 12 months of COBRA continuation coverage, any earned but unpaid annual bonus from the year prior to the year of the termination, and accelerated vesting of any outstanding time-based equity awards that would have vested in the 12 months following the date of termination. In the event of a termination without cause or for good reason within 60 days prior to or 12 months following a change in control, in addition to the severance benefits for a non-change in control termination, Mr. McCabe would have received full accelerated vesting of all outstanding equity awards.

As previously disclosed, effective April 1, 2022, Mr. McCabe resigned as our Chief Financial Officer and Treasurer. In connection with his resignation, we and Mr. McCabe entered into a consulting agreement pursuant to which, among other things, Mr. McCabe is providing advisory services to us for a period of up to six months. As consideration for his advisory services, Mr. McCabe will be paid an hourly rate and his outstanding equity awards will continue to vest during the term of the consulting agreement.

Equity Benefit Plans

For more information on our current equity compensation program and decisions regarding the grants of equity awards in fiscal 2021 for our named executive officers, see “Equity Incentives” above. Since the completion of our IPO in October 2020, we have granted equity awards to employees, including our named executive officers, under our 2020 Plan. Outstanding equity awards held by our named executive officers that we granted prior to our IPO were granted under our 2016 Plan. Our Board has delegated authority to our Compensation Committee to administer the terms of our 2020 Plan and 2016 Plan. Please refer to the plan documents filed as exhibits to our Annual Report for the terms of such plans.

Other Benefits and Perquisites; Health and Welfare Benefits

We provide a comprehensive benefits package, including medical insurance, dental insurance, vision insurance, life insurance, disability insurance and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Code. These benefits are generally available to all employees, including our named executive officers. We believe the benefits described above and our 401(k) matching program described below are necessary and appropriate to provide a competitive compensation package to our named executive officers and employees.

We do not provide our named executive officers with any perquisites that we do not provide to all of our other employees.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2021 and is $20,500 for 2022. Participants who are age 50 and older during the tax year may make additional elective deferrals of up to $6,500 for the calendar years 2021 and 2020. Beginning on January 1, 2021, we have made matching contributions of up to 3.0% of their compensation in accordance with IRS annual compensation limits of $305,000 in 2022 and $290,000 in 2021. Employees’ contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It is also possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

Non-Employee Director Compensation Policy

In October 2020, following market research and advice from its compensation consultant, our Board adopted a non-executive director compensation policy that went into effect upon the closing of our IPO. This policy was subsequently amended in March 2021. Under our director compensation policy, we pay our non-employee directors a cash retainer for service on our Board and for service on each committee on which the director is a member. The chairman of the Board and the chairman of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board. Under our current policy, the fees paid to non-employee directors for service on the board of directors and for service on each committee of our Board on which the director is a member are as follows:

	MEMBER ANNUAL FEE	CHAIRMAN ADDITIONAL ANNUAL FEE
Board of Directors	$35,000	$30,000
Audit Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,500	4,000

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee of our Board on which they serve.

In addition, under our director compensation policy, each non-employee director receives, upon his or her initial election or appointment to our Board, an option to purchase 25,000 shares of our common stock under the 2020 Plan. Each of these options vest in equal monthly installments until all shares are vested on the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director through each applicable vesting date. Further, on the date of each annual meeting of stockholders, each non-employee director that has served on our Board since at least the beginning of such calendar year will receive an option to purchase 12,500 shares of our common stock under the 2020 Plan. Each of these options will vest in equal monthly installments over the 12 months following the date of grant such that the option is fully vested on the first anniversary of the date of grant, subject to the non-employee director’s continued service as a director through each applicable vesting date. For each non-employee director who remains in continuous service until immediately prior to the closing of a change in control (as defined in the 2020 Plan), the shares subject to his or her then outstanding initial grant and annual grants that were granted under the director compensation policy will become fully vested immediately prior to the closing of such change in control. All options issued to our non-employee directors under our director compensation policy are issued at exercise prices equal to the fair market value of our common stock on the date of grant and have a term of ten years.

2021 Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2021. Dr. Ashburn, our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation for Dr. Ashburn as an executive officer is set forth above under “—Summary Compensation Table.”

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($) (1)(2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Mitchell Finer, Ph.D.(4)	105,000	149,000	22,752	(3)	276,752
Scott Canute	46,625	149,000	—		195,625
Luke Evnin, Ph.D.	51,625	149,000	—		200,625
Mary Kay Fenton	53,750	149,000	—		202,750
Robert Kirkman, M.D.(5)	18,089	—	—		18,089
Briggs Morrison, M.D.(6)	3,750	—	—		3,750
Spencer Nam	50,750	149,000	—		199,750
Eric Rubin, M.D.(7)	20,861	298,000	—		318,861
Cameron Wheeler, Ph.D.(5)	22,114	—	—		22,114
Barbara Yanni(8)	14,960	235,455	—		250,415

(1)
This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our consolidated financial statements. This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in Note 10 to our annual consolidated financial statements included in our Annual Report. These amounts do not reflect the actual economic value that will be realized by the director upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)
The table below lists the aggregate number of shares subject to option awards outstanding for each of our directors who served during 2021, other than Dr. Ashburn, as of December 31, 2021:

NUMBER OF SHARES SUBJECT TO OUTSTANDING OPTIONS AS OF DECEMBER 31, 2021
Mitchell Finer, Ph.D.	275,312
Scott Canute	37,500
Luke Evnin, Ph.D.	12,500
Mary Kay Fenton	22,427
Robert Kirkman, M.D.	—
Briggs Morrison, M.D.	32,846
Spencer Nam	22,427
Eric Rubin, M.D.	25,000
Cameron Wheeler, Ph.D.	—
Barbara Yanni	25,000

(3)
Represents insurance premiums paid by us on behalf of Dr. Finer for medical, dental, vision, life and disability insurance coverage.
(4)
Dr. Finer transitioned from the role of Executive Chairman to non-executive Chairman of the Board effective January 25, 2022.
(5)
Dr. Kirkman and Dr. Wheeler each retired from our Board effective as of our 2021 annual meeting of stockholders held on June 16, 2021.
(6)
Dr. Morrison retired from our Board effective as of March 31, 2021.

(7)
Dr. Rubin became a member of our Board effective as of June 16, 2021.
(8)
Ms. Yanni became a member of our Board effective as of July 27, 2021.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, such as injunctive relief or rescission.

Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

We have also entered and expect to continue to enter into indemnification agreements with our directors and officers. With certain exceptions, these indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification. We believe that the amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted- average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2016 Equity Incentive Plan	1,787,902	$3.91	—	(1)
2020 Equity Incentive Plan	1,898,891	$17.39	2,132,067	(2)
2020 Employee Stock Purchase Plan	—	—	280,000	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,681,793		2,412,067

(1)
Following the adoption of the 2016 Plan, no additional stock awards were granted under the 2016 Plan. Any shares becoming available under the 2016 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan.

(2)
The number of shares of our common stock reserved for issuance under our 2020 Plan automatically increases on January 1 of each year, for a period of 10 years, from January 1, 2021 continuing through January 1, 2030, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board. On January 1, 2022, the number of shares of our common stock reserved for issuance under our 2020 Plan increased by 1,292,458 shares, which represents 5% of the total number of shares of our common stock outstanding on December 31, 2021.

(3)
The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, for a period of 10 years, from January 1, 2021 continuing through January 1, 2030, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 560,000 shares; provided, that prior to the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). In each of December 2020 and 2021, our Board determined that there would be no increase in the number of shares of our common stock reserved under the ESPP on January 1, 2021 and January 1, 2022, respectively.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

We maintain a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. The policy became effective on October 1, 2020. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants and in which the amount involved exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related party transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described were approved by our Board considering similar factors to those described above.

Certain Related-Party Transactions

Other than compensation arrangements with our directors and executive officers already described in this proxy statement under the headings “Non-Employee Director Compensation Policy” and “Executive Officer and Director Compensation,” the following is a summary of transactions since January 1, 2020 to which we have been a participant, in which:

•
the amount involved exceeded or will exceed the lesser of $120,000 or one percent of our total assets at year-end; and
•
any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have entered into various employment-related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change in control benefits. For a description of these agreements and arrangements, see the sections titled Non-Employee Director Compensation Policy” and “Executive Officer and Director Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s length transactions.

Public Offerings

February 2021 Public Offering

In connection with a public offering of our common stock in February 2021, certain of our related parties purchased shares of our common stock from the underwriters and on the same terms as other investors in the offering. The following table summarizes purchases of shares of our common stock in our follow-on offering by our related parties:

RELATED PARTY	SHARES OF COMMON STOCK	TOTAL PURCHASE PRICE
Entities affiliated with Deerfield Management Company(1)	300,000	$5,700,000
CHI Advisors LLC(2)	105,000	$1,995,000
Citadel Multi-Strategy Equities Master Fund Ltd.(3)	39,000	$741,000
(1)
Represents (i) 133,558 shares of common stock purchased by Deerfield Healthcare Innovations Fund, L.P. (“Deerfield HIF”), (ii) 32,884 shares of common stock purchased by Deerfield Partners, L.P. (“Deerfield Partners”), and (iii) 133,558 shares of common stock purchased by Deerfield Private Design Fund III, L.P. (“Deerfield PDF III”). Deerfield HIF, Deerfield Partners and Deerfield PDF III are collectively referred to as the Deerfield Funds. The Deerfield Funds collectively hold more than 5% of our capital stock.
(2)
CHI Advisors LLC is an affiliate of Cowen Healthcare Investments II LP. Entities affiliated with Cowen Healthcare Investments II LP collectively hold more than 5% of our capital stock.
(3)
Represents shares of common stock purchased by Citadel Multi-Strategy Equities Master Fund Ltd. (“CEMF”) and Citadel Securities LLC (“CS”). Citadel Advisors LLC (“CAL”) is the portfolio manager of CEMF. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL, and Citadel GP LLC (“CGP”) is the general partner of CAH. CALC IV LP (“CALC4”) is the non-member manager of CS, and Citadel Securities GP LLC (“CSGP”) is the general partner of CALC4. Kenneth Griffin is the President and Chief Executive Officer of CGP, owns a controlling interest in CGP and CSGP, and may be deemed to share voting and dispositive power over the shares owned by CEMF and CS. CEMF and CS collectively hold more than 5% of our capital stock.

Initial Public Offering in October 2020

In connection with our IPO in October 2020, certain of our related parties purchased shares of our common stock from the underwriters at the IPO price of $15.00 per share, and on the same terms as other investors in our IPO. The following table summarizes purchases of shares of our common stock in our IPO by our related parties:

RELATED PARTY	SHARES OF COMMON STOCK	TOTAL PURCHASE PRICE
Perceptive Life Sciences Master Fund, Ltd.(1)	1,027,666	$15,414,990
Entities affiliated with Deerfield Management Company(2)	1,000,000	$15,000,000
Citadel Multi-Strategy Equities Master Fund Ltd.(3)	890,003	$13,350,045
CHI Advisors LLC(4)	666,666	$9,999,990
MPM Asset Management LLC(5)	325,000	$4,875,000

(1)
Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd. The managing member of Perceptive Advisors LLC is Joseph Edelman. Perceptive Life Sciences Master Fund, Ltd. is a holder of more than 5% of our capital stock.
(2)
Represents (i) 445,194 shares of common stock purchased by Deerfield Healthcare Innovations Fund, L.P. (“Deerfield HIF”), (ii) 109,612 shares of common stock purchased by Deerfield Partners, L.P. (“Deerfield Partners”), and (iii) 445,194 shares of common stock purchased by Deerfield Private Design Fund III, L.P. (“Deerfield PDF III”). Deerfield HIF, Deerfield Partners and Deerfield PDF III are collectively referred to as the Deerfield Funds. The Deerfield Funds collectively hold more than 5% of our capital stock.
(3)
Represents shares of common stock purchased by Citadel Multi-Strategy Equities Master Fund Ltd. (“CEMF”) and Citadel Securities LLC (“CS”). Citadel Advisors LLC (“CAL”) is the portfolio manager of CEMF. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL, and Citadel GP LLC (“CGP”) is the general partner of CAH. CALC IV LP (“CALC4”) is the non-member manager of CS, and Citadel Securities GP LLC (“CSGP”) is the general partner of CALC4. Kenneth Griffin is the President and Chief Executive Officer of CGP, owns a controlling interest in CGP and CSGP, and may be deemed to share voting and dispositive power over the shares owned by CEMF and CS. CEMF and CS collectively hold more than 5% of our capital stock.
(4)
CHI Advisors LLC is an affiliate of Cowen Healthcare Investments II LP. Entities affiliated with Cowen Healthcare Investments II LP collectively hold more than 5% of our capital stock.
(5)
Each of Luke Evnin, Ph.D., Briggs Morrison, M.D. and Mitchell Finer, Ph.D. is a member of our Board and is an affiliate of MPM Capital, Inc. (“MPM Capital”), of which MPM Asset Management Investors BV2014 LLC (“MPM AMI BV2014”), MPM Asset Management Investors SunStates Fund LLC (“MPM AMI SunStates Fund”), MPM BioVentures 2014 (B), L.P. (“MPM Bioventures 2014 (B)”), MPM BioVentures 2014, L.P. (“MPM BioVentures 2014”), and MPM SunStates Fund, L.P. (“MPM SunStates Fund”) are affiliated funds. MPM Asset Management LLC (“MPM Management”) was retained as a manager to manage the operations of MPM BioVentures 2014, MPM BioVentures 2014 (B), MPM AMI BV2014 LLC, MPM SunStates Fund, and MPM AMI SunStates Fund. Entities affiliated with MPM Capital collectively hold more than 5% of our capital stock.

Private Placements of Securities

Series Preferred Stock Financing

On a series of dates in August 2019, November 2019 and September 2020, we sold an aggregate of 104,225,300 shares of our Series B convertible preferred stock in multiple closings at a purchase price of $0.8597 per share for an aggregate amount of $89.6 million. Upon the closing of our IPO in October 2020, all 104,225,300 shares of our Series B convertible preferred stock automatically converted into our common stock on a one-to-0.0827 basis. The following table summarizes purchases of our Series B convertible preferred stock by related persons:

STOCKHOLDER	SHARES OF SERIES B PREFERRED STOCK	TOTAL PURCHASE PRICE ($)
Cowen Healthcare Investments II LP and affiliated entities(1)	14,539,956	12,500,000
Citadel Multi-Strategy Equities Master Fund Ltd.(2)	11,631,963	9,999,998
Perceptive Life Sciences Master Fund, Ltd.(3)	11,631,963	9,999,998
Entities affiliated with MPM Capital(4)	9,379,588	8,063,632
UBS Oncology Impact Fund L.P.(5)	8,466,660	7,278,788
Entities affiliated with Deerfield Management Company(6)	7,349,283	6,318,179
Arkin Bio Ventures Limited Partnership(7)	3,383,843	2,909,089
Entities affiliated with Kensington-SV Global Innovations LP(8)	2,907,988	2,499,997
Spencer Nam(9)	23,263	19,999

(1)
Consists of 13,545,384 shares of Series B preferred stock purchased by Cowen Healthcare Investments II LP and 994,572 shares of Series B preferred stock purchased by CHI EF II LP. Entities affiliated with Cowen Healthcare Investments II LP collectively hold more than 5% of our capital stock.
(2)
Citadel Advisors LLC (“CAL”) is the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd. (“CEMF”). Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL, and Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin is the President and Chief Executive Officer of CGP, owns a controlling interest in CGP and CSGP, and may be deemed to share voting and dispositive power over the shares owned by CEMF. Entities affiliated with CEMF collectively hold more than 5% of our capital stock.
(3)
Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd. The managing member of Perceptive Advisors LLC is Joseph Edelman. Perceptive Life Sciences Master Fund, Ltd. is a holder of more than 5% of our capital stock.
(4)
Consists of 278,445 shares of Series B preferred stock purchased by MPM AMI BV2014, 118,680 shares of Series B preferred stock purchased by MPM AMI SunStates Fund, 511,990 shares of Series B preferred stock purchased by MPM Bioventures 2014 (B), 7,676,223 shares of Series B preferred stock purchased by MPM BioVentures 2014, and 794,250 shares of Series B preferred stock purchased by MPM SunStates Fund. Each of Luke Evnin, Ph.D., Briggs Morrison, M.D. and Mitchell Finer, Ph.D. is a member of our Board and is an affiliate of MPM Capital, of which MPM AMI BV2014, MPM AMI SunStates Fund, MPM Bioventures 2014 (B), MPM BioVentures 2014, and MPM SunStates Fund are affiliated funds. Entities affiliated with MPM Capital collectively hold more than 5% of our capital stock.

(5)
Each of Luke Evnin, Ph.D., Briggs Morrison, M.D. and Mitchell Finer, Ph.D. is a member of our Board and is an affiliate of UBS OIF. UBS OIF is a holder of more than 5% of our capital stock.
(6)
Consists of 2,449,761 shares of Series B preferred stock purchased by each of Deerfield HIF, Deerfield PDF III and Deerfield Partners, L.P. or Deerfield Partners. Cameron Wheeler, Ph.D. is a member of our Board and is an affiliate of Deerfield Management Company, of which Deerfield HIF, Deerfield PDF III and Deerfield Partners are affiliated funds. Entities affiliated with Deerfield Management Company collectively hold more than 5% of our capital stock.
(7)
Alon Lazarus, Ph.D. was a member of our Board at the time of our Series B preferred stock financing and is an affiliate of Arkin.
(8)
Consists of 1,744,793 shares of Series B preferred stock purchased by SV Global Bio Healthcare Fund II and 1,163,195 shares of Series B preferred stock purchased by SV Investment Corp. Spencer Nam is a member of our Board and is an affiliate of Kensington-SV Global Innovations LP of which SV Global Bio Healthcare Fund II and SV Investment Corp are affiliated funds.
(9)
Spencer Nam is a member of our Board.

Employment Arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Officer and Director Compensation–Employment Agreements and Potential Payments and Benefits Upon Termination or Change in Control.”

Severance Arrangements

The employment agreements and offer letter agreements we have entered into with certain of our executive officers provide for certain severance arrangements. For more information regarding these arrangements with our named executive officers, see “Executive Officer and Director Compensation–Employment Agreements and Potential Payments and Benefits Upon Termination or Change in Control.

Indemnification Agreements

We have entered, and intend to continue to enter, into indemnification agreements with each of our directors and executive officers. The indemnification agreements that are currently in place and our amended and restated bylaws, require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Officer and Director Compensation–Limitations of Liability and Indemnification Matters.”

Executive and Director Compensation

We have granted equity awards to certain of our executive officers and directors. See the section titled “Executive Officer and Director Compensation” for a description of these equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of March 31, 2022, by: (i) each of our named executive officers; (ii) each of our current directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of March 31, 2022. Options to purchase shares of our common stock that are exercisable within 60 days of March 31, 2022, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 25,883,196 shares of our common stock outstanding as of March 31, 2022. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Oncorus, Inc., 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
Entities affiliated with Deerfield Management Company(1)	2,848,970	11.0%
Entities affiliated with MPM Capital(2)	2,718,343	10.5
UBS Oncology Impact Fund L.P.(3)	2,252,953	8.7
CHI Advisors LLC(4)	2,106,903	8.1
Citadel Multi-Strategy Equities Master Fund Ltd.(5)	1,901,309	7.3
Entities affiliated with Blackrock, Inc.(6)	1,354,009	5.2
Named executive officers and directors:
Theodore (Ted) Ashburn, M.D., Ph.D.(7)	770,831	2.9
Steve Harbin(8)	92,783	*
John McCabe(9)	206,214	*
Scott Canute(9)	23,263	*
Mitchell Finer, Ph.D.(10)	573,519	2.2
Luke Evnin, Ph.D.(11)	2,380,230	9.2
Mary Kay Fenton(9)	19,454	*
Spencer Nam(12)	19,724	*
Eric Rubin, M.D.(9)	7,638	*
Barbara Yanni(9)	6,944	*
All current executive officers and directors as a group (12 persons)(13)	4,374,089	15.9

* Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 1,268,344 shares of common stock held by Deerfield Healthcare Innovations Fund, L.P (“Deerfield HIF”), (ii) 1,268,344 shares of common stock held by Deerfield Private Design Fund III, L.P. (“Deerfield PDF III”), and (iii) 312,282 shares of common stock held by Deerfield Partners, L.P. (“Deerfield Partners”). Deerfield Mgmt HIF, L.P. is the general partner of Deerfield HIF. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners. Deerfield Mgmt III, L.P. is the general partner of Deerfield PDF III (collectively with Deerfield HIF and Deerfield SSF, the Deerfield Funds). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt HIF, L.P., Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt HIF, L.P. may be deemed to beneficially own the shares held by Deerfield HIF. Deerfield Mgmt, L.P. may be deemed to beneficially own the shares held by Deerfield Partners. Deerfield Mgmt III, L.P. may be deemed to beneficially own the shares held by Deerfield PDF III. Each of Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by the Deerfield Funds. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.
(2)
Consists of (i) 73,200 shares of common stock and warrants to purchase 892 shares of common stock exercisable within 60 days of March 31, 2022, in each case held by MPM Asset Management Investors BV2014 LLC (“MPM AMI BV2014”), (ii) 43,427 shares of common stock and warrants to purchase 2,016 shares of common stock exercisable within 60 days of March 31, 2022, in each case held by MPM Asset Management Investors SunStates Fund LLC (“MPM AMI SunStates Fund”), (iii) 115,823 shares of common stock held by MPM Asset Management LLC, (“MPM Management”), (iv) 134,597 shares of common stock and warrants to purchase 1,641 shares of common stock exercisable within 60 days of March 31, 2022, in each case held by MPM BioVentures 2014 (B), L.P. (“MPM BioVentures 2014 (B)”), (v) 2,018,008 shares of common stock and warrants to purchase 24,611 shares of common stock exercisable within 60 days of March 31, 2022, in each case held by MPM BioVentures 2014, L.P., (“MPM BioVentures 2014”), and (vi) 290,633 shares of common stock and warrants to purchase 13,495 shares of common stock exercisable within 60 days of March 31, 2022, in each case held by MPM SunStates Fund, L.P. (“MPM SunStates Fund”). MPM Bioventures 2014 GP LLC is the general partner of MPM BioVentures 2014 and MPM BioVentures 2014 (B). MPM Bioventures 2014 LLC is the managing member of MPM Bioventures 2014 GP LLC. MPM SunStates Fund GP LLC is the general partner of MPM SunStates Fund. MPM SunStates GP Managing Member LLC is the managing member of MPM SunStates Fund GP LLC. MPM Management was retained as a manager to manage the operations of MPM BioVentures 2014, MPM BioVentures 2014 (B), MPM AMI BV2014 LLC, MPM SunStates Fund, and MPM AMI SunStates Fund. Dr. Evnin, a member of our Board, Dr. Ansbert Gadicke and Todd Foley are the members of MPM BioVentures 2014 LLC and share voting and dispositive power over the shares held by each of MPM BioVentures 2014, MPM BioVentures 2014 (B) and MPM AMI BV2014. Dr. Evnin and Dr. Gadicke are the members of MPM Management and share voting and dispositive power over the shares held by MPM Management. Dr. Gadicke is a member of MPM SunStates GP Managing Member LLC, and collectively with the other members of such entity makes investment decisions with respect to shares held by such entity. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities and individuals is 450 Kendall Street, Cambridge, MA 02142.
(3)
Consists of (i) 2,225,807 shares of common stock and (ii) a warrant to purchase 27,146 shares of common stock exercisable within 60 days of March 31, 2022, in each case held by UBS Oncology Impact Fund, L.P, (“UBS OIF”). The general partner of UBS OIF is Oncology Impact Fund (Cayman) Management L.P. The general partner of Oncology Impact Fund (Cayman) Management L.P. is MPM Oncology Impact Management LP. The general partner of MPM Oncology Impact Management LP is MPM Oncology Impact Management GP LLC. Dr. Ansbert Gadicke is a managing member and the managing director of MPM Oncology Impact Management GP LLC. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of UBS OIF and Oncology Impact Fund (Cayman) Management LP is UBS Trustees (Cayman) Ltd, 5th Floor, Cayman Corporate Center, 27 Hospital, George Town, Grand Cayman, KY1-1106. The address of MPM Oncology Impact Management LP, MPM Oncology Impact Management GP LLC and the individuals referenced above is 450 Kendall Street, Cambridge, MA 02142.
(4)
Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 11, 2022 reporting the beneficial ownership of CHI Advisors LLC. The address for CHI Advisors LLC is 599 Lexington Avenue, New York, New York 10022.
(5)
Consists of (i) 1,881,794 shares of common stock held by Citadel Multi-Strategy Equities Master Fund Ltd. ("CEMF") and 19,515 shares of common stock held by Citadel Securities LLC ("Citadel Securities"). Citadel Advisors LLC ("Citadel Advisors") is the portfolio manager for CEMF. Citadel Advisors Holdings LP ("CAH") is the sole member of Citadel Advisors. Citadel GP LLC ("CGP") is the general partner of CAH. Citadel Securities Group LP ("CALC4") is the non-member manager of Citadel Securities. Citadel GP LLC ("CSGP") is the general partner of CALC4. Kenneth Griffin is the President and Chief Executive Officer of CGP, and may be deemed to share voting and dispositive power over the shares owed by CGP and CSGP. Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 14, 2022 reporting the beneficial ownership of Citadel Multi-Strategy Equities Master Fund Ltd. The address for the foregoing persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(6)
Based solely on information contained in the Schedule 13G filed with the SEC on February 4, 2022 reporting beneficial ownership of Blackrock, Inc. The address for Blackrock, Inc. is 55 East 55nd Street, New York, NY 10055.
(7)
Consists of (i) 99,352 shares of common stock held by Dr. Ashburn and (ii) 671,479 shares of common stock issuable upon the exercise of options granted to Dr. Ashburn that are exercisable within 60 days of March 31, 2022.
(8)
Consists of (i) 30,000 shares of common stock held by Mr. Harbin and (ii) 62,783 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2022.
(9)
Consists of shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2022.
(10)
Consists of (i) 303,726 shares of common stock held by Dr. Finer and (ii) 269,793 shares of common stock issuable upon the exercise of options granted to Dr. Finer that are exercisable within 60 days of March 31, 2022.
(11)
Dr. Evnin is a member of MPM BioVentures 2014 LLC and MPM Management and shares voting and dispositive power over the shares held by each of MPM BioVentures 2014, MPM BioVentures 2014 (B), MPM AMI BV2014 and MPM Management, as described above in footnote (2). Includes 11,458 shares of common stock issuable upon the exercise of options granted to Dr. Evnin that are exercisable within 60 days of March 31, 2022.

(12)
Consists of (i) 1,924 shares of common stock and (ii) 17,800 shares of common stock issuable upon the exercise of options granted to Mr. Nam that are exercisable within 60 days of March 31, 2022.
(13)
Consists of (i) 2,826,256 shares of common stock, (ii) warrants to purchase 27,144 shares of common stock exercisable within 60 days of March 31, 2022 and (iii) 1,726,903 shares of common stock issuable upon the exercise of options granted to our executive officers and directors that are exercisable within 60 days of March 31, 2022.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and enables us to reduce our environmental impact.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or Oncorus, Inc. Direct your written request to Oncorus, Inc., 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139, Attn: Brian J. Shea, Corporate Secretary, or at (857) 320-6400. Stockholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors,

Brian J. Shea Corporate Secretary

May 13, 2022

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Oncorus, Inc., 50 Hampshire Street, Suite 401, Cambridge, Massachusetts 02139

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0000572412_1 R1.0.0.24 ONCORUS, INC. 50 HAMPSHIRE STREET, SUITE 401 CAMBRIDGE, MA 02139 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ONCR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following director nominees: 1. To elect three Class II directors, each to hold office until our annual meeting of stockholders in 2025. Nominees For Withhold 1a. Luke Evnin, Ph.D. 1b. Spencer Nam 1c. Eric Rubin, M.D. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000572412_2 R1.0.0.24 Our Annual Meeting will be broadcast live on the Internet. To listen to the broadcast, log on to: www.virtualshareholdermeeting.com/ONCR2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com ONCORUS, INC. Annual Meeting of Stockholders June 22, 2022, 1:00 PM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Theodore (Ted) Ashburn M.D., Ph.D. and Brian J. Shea, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ONCORUS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, via live webcast at www.virtualshareholdermeeting.com/ONCR2022, at 1:00 PM, Eastern Time on June 22, 2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. Continued and to be signed on reverse side